                                                                 FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                              September 30, 2001

Exhibit 11  Statement re:
            -------------
            Computation of Diluted Earnings Per Share (Unaudited)
            -----------------------------------------------------
            (In thousands, except per share data)
            -------------------------------------


                                                                           Three Months                 Nine Months
                                                                           ------------                 -----------
                                                                        Ended September 30,          Ended September 30,
                                                                        -------------------          -------------------
                                                                          2001        2000             2001       2000
                                                                          ----        ----             ----       ----
Earnings:
  Net income (loss)                                                     $21,249    $(10,230)        $(305,064)  $60,568
Shares:
  Weighted average number of shares
    of common stock outstanding                                          31,260      30,426            31,040    30,388
  Weighted average additional
  shares assuming conversion of
  stock options (1)                                                         730       1,214                 -     1,097
                                                                        -------    --------         ---------   -------

    Shares - diluted basis                                               31,990      31,640            31,040    31,485
                                                                        =======    ========         =========   =======

Diluted earnings (loss) per share                                       $  0.66    $  (0.32)        $   (9.83)  $  1.92
                                                                        =======    ========         =========   =======

(1) The weighted average additional shares of 1,111 for the nine months ended September 30, 2001, assuming conversion of stock options, were not included in the computation of diluted earnings per share because to do so would have had an antidilutive effect on the computation.